Exhibit 21

AMR CORPORATION
SUBSIDIARIES OF THE REGISTRANT
As of December 31, 2004

Subsidiary companies of the Registrant are listed below. With respect to the companies named, all voting securities are owned directly or indirectly by the Registrant, except where otherwise indicated.

State or
Sovereign Power
Name of Subsidiary	of Incorporation
Subsidiaries included in the Registrant’s consolidated financial statements

American Airlines, Inc.	Delaware
AA 2002 Class C Certificate Corporation	Delaware
AA 2002 Class D Certificate Corporation I	Delaware
AA 2003-1 Class C Certificate Corporation	Delaware
AA 2003-1 Class D Certificate Corporation	Delaware
AA 2004-1 Class B Note Corporation	Delaware
AA Real Estate Holding GP LLC	Delaware
AA Real Estate Holding LP	Delaware
AAV Tours LLC	Delaware
Admirals Club, Inc. (Massachusetts only)	Massachusetts
AEROSAN S.A. (50%)	Chile
AEROSAN Airport Services S.A. (50%)	Chile
American Airlines de Mexico, S.A.	Mexico
American Airlines de Venezuela, S.A.	Venezuela
American Airlines Realty (NYC) Holdings, Inc.	New York
American Aviation Supply LLC	Delaware
AMR Training Group, Inc.	Delaware
AMR Ventures III, Inc.	Delaware
oneworld Alliance, LLC (33.4%)	Delaware
oneworld Management Company Ltd. (33.4%)	Northwest Territories
Texas Aero Engine Services, L.L.C, dba TAESL (50/50 AA/Rolls-Royce)	Delaware
TWA Airlines LLC	Delaware
TWA Stock Holding Company, LLC	Delaware
Trans World PARS, LLC	Delaware
Americas Ground Services, Inc.	Delaware
Aerodespachos Colombia, S.A.	Colombia
Caribbean Dispatch Services, Ltd.	St. Lucia
Dispatch Services 93, S.A.	Venezuela
DSA	Dominican Republic
International Ground Services, S.A. de C.V.	Mexico
Panama Dispatch	Panama
Peru Dispatch Company	Peru

State or
Sovereign Power
Name of Subsidiary	of Incorporation
AMR Eagle Holding Corporation .	Delaware
American Eagle Airlines, Inc.	Delaware
AMR Leasing Corporation	Delaware
Aero Perlas (20%)	Panama
Eagle Aviation Services, Inc.	Delaware
Executive Airlines, Inc.	Delaware
AMR Foreign Sales Corporation, Ltd.	Bermuda
AMR Investment Services, Inc.	Delaware
American Private Equity Management, LLC	Delaware
Avion Assurance Ltd.	Bermuda
PMA Investment Subsidiary, Inc.	Delaware
SC Investment, Inc.	Delaware